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                                                                     EXHIBIT 5.1

                               November 12, 1996

MagneTek, Inc.
26 Century Boulevard
Nashville, Tennessee  37229

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     I have examined the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by MagneTek, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about November 12, 1996, in connection with the registration under the Securities Act of 1933, as amended, of the shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company subject to the Registration Statement.

     For the purposes of the opinion set forth below, I have examined the proceedings heretofore taken and am familiar with the procedures proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, I have examined such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as I have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing and in reliance thereon, it is my opinion that the Shares were duly and validly issued and are fully paid and non-assessable.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption "Legal Matters" in the Registration Statement and the Prospectus that forms a part thereof. In giving this consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

     I am an employee of the Company.

                                       Very truly yours,


                                       Samuel A. Miley
                                       Vice President, General
                                       Counsel and Secretary